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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-92429 of DigitalThink, Inc. on Form S-1 of our report dated June 4, 1999 (December 2, 1999 as to Note 11), appearing in the prospectus, which is part of this registration statement, and of our report dated June 4, 1999 related to the financial statement schedule appearing elsewhere in this registration statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP
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San Jose, California
February 23, 2000